JOINDER AGREEMENT

This Joinder Agreement is made as of February 8, 2010 by and among Location Based Technologies, Inc., a Nevada corporation (the "Company"), NIT Holdings Limited ("NIT") and Location Based Technologies Ltd., a corporation organized under the laws of England and Wales ("LBT UK").

FOR VALUABLE CONSIDERATION paid, the parties hereto agree that LBT UK shall become a party to the Stock Purchase Agreement, dated as of February 8, 2010 ("SPA"), between the Company and NIT for the limited purpose of facilitating the transfer of shares of common stock of the Company to NIT, against payment of the purchase price therefor by NIT, at the times and in the amounts set forth in the SPA. LBT UK hereby represents and warrants that it has the requisite power and authority to enter into this Agreement and to transfer the shares of the Company to NIT upon payment therefor. The Company represents and warrants that LBT UK is its duly authorized agent for the purpose of facilitating the transfer of its shares to NIT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LOCATION BASED TECHNOLOGIES, INC., a Nevada corporation

By [signature]
Name DAVID M. MORSE
Title Co-President, CEO

NIT HOLDINGS LIMITED

For and on behalf of
NIT HOLDINGS LIMITED
[signature]
Authorized Signature(s)

By [signature]
Name PERRY N. HAMMER
Title Managing Director / CFO

NIT HOLDINGS LIMITED [stamp] 08 02 10

LOCATION BASED TECHNOLOGIES, Ltd., a corporation organized under the laws of England and Wales

By [signature]
Name Joseph F. Scalisi
Title Director

LA:1003261/00001:641248v1